UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2012

REGENCY RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53611	98-0515726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Glouchester Ave., Flat 5, Camden Town, London, England	NW1 7AU
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-207-267-2160

Former name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

Regency Resources, Inc., a Nevada corporation (the “Company”), entered into a binding letter of intent with Digitally Distributed Acquisition Corp., a Delaware corporation (“DDAC”), effective March 22, 2012 (the “LOI”), in connection with a proposed reverse acquisition transaction by and between the Company and DDAC whereby the Company will acquire all of the shares of outstanding capital stock of DDAC in exchange for the issuance of a certain ownership interest in the Company to the shareholders of DDAC (the “Share Exchange”). DDAC is expected to have certain valuable products and intellectual property rights comprised of a web-based multi-tiered billing infrastructure and related to software and other means of syndicating and encoding media content that it will acquire from Digitally Distributed, LLC, a Delaware limited liability company prior to or concurrently with the Closing.

In accordance with the LOI, subject to satisfactory completion of due diligence by the Company and approval by the shareholders of DDAC, the terms and conditions of the Share Exchange shall be set forth in a formal definitive agreement containing customary representations and warranties, covenants and indemnification provisions, to be negotiated between the parties. The closing of the Share Exchange is expected to occur on or before April 30, 2012 (“Closing”).

In addition, in accordance with the LOI, the Company has committed to providing or facilitating a financing of up to an aggregate of $1,000,000 through a convertible debenture as follows: (a) $150,000 to DDAC upon execution of the LOI; (b) $100,000 to DDAC at Closing; and (c) no less than $100,000 to DDAC each month after Closing.

As part of the Share Exchange, the Company shall issue to the shareholders of DDAC 18,000,000 shares of Company common stock which will represent approximately 37.5% of the ownership interest in the Company. Upon Closing, DDAC shall become a wholly-owned subsidiary of the Company.

The foregoing description is qualified in its entirety by reference to the LOI filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Letter of Intent by and between Regency Resources, Inc. and Digitally Distributed Acquisition Corp., dated March 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY RESOURCES, INC.
a Nevada Corporation

Dated: March 27, 2012	/s/ Jane C. H. Brooke
Jane C. H. Brooke, President